COMMON STOCK

NUMBER SF 2751

COMMON STOCK

SHARES

ENERGY FOCUS, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

THIS CERTIFICATE IS TRANSFERABLE IN PHILADELPHIA, PA AND NEW YORK, NY

SEE REVERSE FOR CERTAIN DEFINITIONS AND A STATEMENT AS TO THE RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS ON SHARES

CUSIP 29268T 10 2

THIS CERTIFIES THAT

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, $.0001 PAR VALUE PER SHARE, OF

ENERGY FOCUS, INC.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND SECRETARY

ENERGY FOCUS, INC. INCORPORATED JULY 6, 2006 DELAWARE

CHIEF EXECUTIVE OFFICER

BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.
1717 ARCH ST. STE. 1300, PHILADELPHIA, PA 19103
TRANSFER AGENT

BY:

AUTHORIZED OFFICER

AMERICAN BANK NOTE COMPANY

The statement of the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights as established from time to time, by the Certificate of Incorporation of the Corporation and by any certificate of determination, the number of shares constituting each class and series, and the designations thereof, may be obtained by the holder hereof upon request and without charge at the principal office of the Corporation.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common
TEN ENT — as tenants by the entireties
JT TEN — as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT — ________ Custodian ________
(Cust) (Minor)
under Uniform Gifts to Minors
Act ________
(State)

UNIF TRF MIN ACT — ________ Custodian (until age ____)
(Cust)
________ under Uniform Transfers
(Minor)
to Minors Act ________
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, ______________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

____

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

____

____

____ Shares

of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

____ Attorney

to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ______________________________

X ______________________________

X ______________________________

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed

By ______________________________
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

This certificate also evidences and entitles the holder hereof to certain "Rights" as set forth in a Rights Agreement between Energy Focus, Inc. (the "Company") and Mellon Investor Services LLC (the "Rights Agent"), dated as of October 25, 2006 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may expire or may be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, Rights "Beneficially Owned" by "Acquiring Persons" (as such terms are defined in the Rights Agreement) or certain related parties, as well as subsequent holders of such Rights, may become null and void.